UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2008

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Former name or former address, if changed since last report.)

(713) 781-6173
(Telephone number, including area code)

Item 3.02 - Unregistered Sales of Equity Securities.

On February 8, 2008, the Company completed negotiations and finalized a transaction to sell 5,000,000 shares of Company common stock and warrants to purchase a total of 1,000,000 shares of Company common stock with an individual investor.  The Company has received total proceeds of $500,000 for the issuance of such shares and warrants and paid no sales commissions, producing net proceeds of $500,000.  As part of the agreement, the Company will issue the shares and warrants for the purpose of raising proceeds to supplement its existing capital to fund working capital expenditures, including hiring of personnel to begin coding its patented software.

The warrants are exercisable at a price of $1.00 per share and expire in December 2011.  If fully exercised, the warrants will produce an additional $1,000,000 in proceeds for the Company.  The warrants contain standard adjustment provisions for stock splits, distributions, reorganizations, mergers and consolidations.

The offers and sales were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.  The shares of common stock and the shares of common stock underlying the warrants are restricted as defined in Rule 144 of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma balance sheet includes the Exobox Technologies Corp. balance sheet at October 31, 2007 and reflects the pro forma sale of securities, as if the sale of securities had occurred on October 31, 2007 and includes all material adjustments considered necessary by management for presentation in accordance with generally accepted accounting principles. The balance sheet of Exobox has not been audited.

An unaudited pro forma statement of operations is not included because the Exobox income statement for the three month period ending October 31, 2007 is not affected by the sale of securities.

The pro forma financial data does not purport to represent what Exobox's financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of Exobox's combined financial position or results of operations for any future period. No reliance should be placed on the pro forma financial statements reflected herein.

Exobox Technologies Corp.
Unaudited Pro Forma Condensed Balance Sheet
October 31, 2007

	October 31, 2007	Pro forma Adjustments(1)	Total
ASSETS
Current Assets
Cash	$378	$2,925,000	$2,925,378
Other Current Assets	$130,411	--	130,411
Total Current Assets	$130,789	2,925,000	3,055,789
Property and equipment, net	$10,625	--	10,625
Patents	$67,233	--	67,233
Intangibles, net	$2,660	--	2,660
TOTAL ASSETS	$211,307	$2,925,000	$3,136,307

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$73,988	$--	$73,988
Accounts Payable-Stockholder	5,176	--	5,176
Accrued Liabilities	1,670,137	--	1,670,137
Advances from Stockholder	266,300	--	266,300
Total Current Liabilities	2,015,601	--	2,015,601
Note Payable	500,000	--	500,000
Total Liabilities	2,515,601		2,515,601

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par, 500,000,000 shares authorized 274,675,150 shares issued and outstanding at October 31, 2007	274,676	29,250	303,926
Series A convertible preferred stock, $0.001 par, 2,500,000 shares authorized 789,539 shares issued and outstanding at October 31, 2007	790	--	790
Series B convertible preferred stock, $0.001 par, 2,000,000 shares authorized 17,668 shares issued and outstanding at October 31, 2007	18	--	18
Series D convertible preferred stock, $0.001 par, 110,150 shares authorized 19,827 shares issued and outstanding at October 31, 2007	20	--	20
Additional Paid-in Capital	3,337,957	2,895,750	6,233,707
Deficit accumulated during the development stage	(5,917,755)	--	(5,917,755)
Total Stockholders' Equity (deficit)	(2,304,294)	2,925,000	620,706
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$211,307	$2,925,000	$3,136,307
(1) Reflects the sale of 97 Units at $25,000 per Unit, each Unit consisting of 250,000 shares of Common Stock and Warrants to purchase 50,000 shares of Common Stock, and an individual sale for $500,000 consisting of 5,000,000 shares of Common Stock and Warrants to purchase 1,000,000 shares of Common Stock, for total current proceeds to the Company from the transactions of $2,925,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Robert B. Dillon
Robert B. Dillon, President & CEO

Dated: February 12, 2008